UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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athenahealth, Inc.

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A blog post from Jeff Immelt

athenistas,

I have some exciting news to share. We just announced the end of the strategic alternatives process, including an acquisition deal and a new CEO for athenahealth.

Here’s the news: Veritas Capital and Evergreen Coast Capital have agreed to acquire athenahealth for $135 per share in cash in a transaction valued at approximately $5.7 billion. We believe this deal, which was unanimously approved by our Board of Directors, will provide significant value for our shareholders and new opportunities for our company, our clients and our employees.

Following the closing of the transaction, which we expect in the first quarter of 2019, Veritas and Evergreen plan to combine athenahealth with Virence Health. This combined company will operate under the athenahealth brand and be headquartered in Watertown, MA. It will be led by Virence Chairman and Chief Executive Officer, Bob Segert, and an executive leadership team comprised of executives from both companies. Bob brings more than 20 years of leadership experience in the software and IT services industry, spanning across sales, marketing, corporate strategy, M&A, operations and general management. Bob has spent the last decade transforming private-equity-backed companies into market leaders by focusing on innovation and delivering outstanding customer outcomes. I am confident that athenistas and our mission driven culture can thrive under Bob’s leadership, and that together, we will be positioned for growth and success in the years ahead.

You may be familiar with Virence, which is composed of the GE Healthcare value-based care assets that Veritas acquired earlier this year. athenahealth and Virence have differentiated and complementary solutions, deep customer relationships and shared commitments to innovation. Joining forces will accelerate our service as the front door of healthcare, bringing together the largest and most comprehensive network of healthcare providers. As a privately operated company with the right partners, we believe that athenahealth will have more flexibility to focus on unleashing our collective potential to transform healthcare. You will do great things together. We believe there will be multiple opportunities for athenistas to dream big and execute. In this next chapter, athenahealth is expected to be a leading, privately-held healthcare information technology company with an extensive national provider network of customers and the world-class products and solutions to help them thrive in an increasingly complex environment.

As additional background, Veritas Capital is a U.S.-based investment firm with a proven track record of driving growth for companies within the healthcare technology space and more than $9.5 billion in assets under management. Additional information on Veritas can be found on Veritas’ website at https://www.veritascapital.com/. Similarly, Evergreen has made investments in cloud-based technology companies, including BMC Software, an IT and cloud solutions company, and Gigamon, an IT security company, helping to drive long-term growth and success. Veritas and Evergreen will unite with management to position athenahealth for future growth.

I want to thank you all for your hard work and dedication through this time of uncertainty. I know it hasn’t been easy. You should be proud of what you’ve built here and excited for the opportunity ahead. By joining with a partner who is equally passionate about athenahealth’s mission, we expect to gain additional expertise to help advance our growth and development. I am confident that we will be even better positioned to transform healthcare. Of course, we can’t stop now. It’s incredibly important that we remain focused on our customer experience and executing on our 2018 plan.

Bob and I will be hosting a company meeting at 10 AM ET tomorrow to discuss this announcement. In the interim, click here for “Frequently Asked Questions” to help address initial questions you may have.

I want all of you to know how much I value the work you do and how much I appreciate your contributions in making athenahealth so successful. Thank you for your continued support and dedication.

Sincerely,

Jeff Immelt

Executive Chairman

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations to advance value creation across the athenahealth business and to become healthcare’s first platform company; statements regarding management’s expectations for future financial and operational performance, expected growth, positioning in the market, and business outlook; statements regarding management’s focus on the execution of our strategic plan and expected outcomes, including anticipated cost savings, increased efficiencies, streamlined workflow, margin improvements, and improvements in employee engagement; statements regarding recently announced changes to the Company’s leadership and governance structure and expected outcomes. Forward-looking statements may be identified with words such as “will,” “may,” “expect,” “plan,” “anticipate,” “upcoming,” “believe,” “estimate,” or similar terminology, and the negative of these terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. These risks and uncertainties include: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; our ability to successfully implement our strategic initiatives and achieve their anticipated impact; our ability to manage changes in our management team and changes resulting from our workforce reduction and office closures; our highly competitive industry and our ability to compete effectively and remain innovative; the development of the market for cloud-based healthcare information technology services; changes in the healthcare industry and their impact on the demand for our services; our ability to successfully recruit qualified new executive talent and to manage our management transition; our ability to maintain consistently high growth rates due to lengthening customer sales cycles and lower utilization; the impact of changes in our business model and structure; our ability to successfully implement operational and leadership initiatives; our ability to effectively manage our growth; our ability to protect our intellectual property; current and future litigation, including for intellectual property infringement; our dependence on third-party providers; risks and costs associated with our worldwide operations; our ability to attract and retain highly-skilled employees; our fluctuating operating results; our ability to retain our customers and maintain customer revenue; our tax liability; our variable sales and implementation cycles; the timing at which we recognize certain revenue and our ability to evaluate our prospects; defects and errors in our software or services, or interruptions or damages to our systems or those of third parties on which we rely; a data security breach; limitations on our use of data; the effect of payer and provider conduct; the failure of our services to provide accurate and timely information; changing government regulation and the costs and challenges of compliance; the potential for illegal behavior by employees or subcontractors; and the price volatility of our common stock. Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the Securities and Exchange Commission (“SEC”), available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Additional Information and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of the Company by Veritas. In connection with the proposed merger, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are or will be available free of charge through our website at www.athenahealth.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in the definitive proxy statement on Schedule 14A in connection with athenahealth’s 2018 Annual Meeting of Shareholders, filed with the SEC on April 26, 2018.